UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2020

StarTek, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-12793	84-1370538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Carrara Place

4th Floor Suite 485

6200 South Syracuse Way

Greenwood Village, Colorado 80111

 (Address of Principal Executive Offices) (Zip Code)

(303) 262-4500

 (Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SRT	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2020, Wayne White resigned as the Global Chief Information Officer of StarTek, Inc. (the “Company”), effective as of February 28, 2020.

In connection with Mr. White’s resignation, the Company entered into a separation agreement with Mr. White, dated February 4, 2020 (the “Separation Agreement”), that provides for post-separation payments that are generally consistent with the post-separation payments that would be provided upon an eligible separation under Mr. White’s employment agreement with the Company. The Separation Agreement provides for (i) cash severance payments equal to twelve months of Mr. White’s base salary and twelve months of health care continuation coverage, and (ii) a lump-sum payment equal to Mr. White’s actual 2019 annual bonus. In exchange for such payments, Mr. White has provided the Company with a release of certain claims and agrees to certain restrictive non-solicitation covenants for 12 months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARTEK, INC.

Date: February 10, 2020	By:	/s/ Ramesh Kamath
Ramesh Kamath
Chief Financial Officer